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EXHIBIT 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

December 3, 2004

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

    Re:
    Hexcel Corporation
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Hexcel Corporation, a Delaware corporation (the "Company"), in connection with the sale by (i) the Goldman Selling Stockholders (as defined below) of 11,100,086 shares (the "Goldman Shares"), of the Company's common stock, par value $0.01 per share (the "Common Stock") and (ii) the Berkshire/Greenbriar Selling Stockholders (as defined below) of up to 13,049,912 shares of Common Stock (including 3,149,998 shares subject to an over-allotment option) (the "Berkshire/Greenbriar Shares").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (a)   the Registration Statement of the Company on Form S-3 (File No. 333-120744) as filed with the Securities and Exchange Commission (the "Commission") on November 24, 2004 under the Act;

          (b)   Amendment No. 1 to the Registration Statement of the Company on Form S-3 (File No. 333-120744) as filed with the Commission on December 3, 2004 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

          (c)   the Restated Certificate of Incorporation of the Company, as amended to date;

          (d)   the Restated By-Laws of the Company, as amended to date;

          (e)   the Certificate of Designations (the "Series A Certificate of Designations") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock");

          (f)    the Certificate of Designations (the "Series B Certificate of Designations") of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock");

          (g)   a specimen certificate representing the Common Stock;

          (h)   copies of the stock certificates representing the Goldman Shares to be sold pursuant to the Registration Statement by LXH, L.L.C. and LXH II, L.L.C. (collectively, the "Goldman Selling Stockholders");

          (i)    copies of the stock certificates representing the shares of Series A Preferred Stock and Series B Preferred Stock to be converted by each of Greenbriar Equity Fund, L.P.,

  Greenbriar Co-Investment Partners, L.P., Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership and Berkshire Investors LLC (collectively, the "Berkshire/Greenbriar Selling Stockholders") into the Berkshire/Greenbriar Shares; and

          (j)    certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Berkshire/Greenbriar Shares and the Goldman Shares, the filing of the Registration Statement and related matters.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

        We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1.     The Goldman Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

          2.     The Berkshire/Greenbriar Shares have been duly authorized and when (a) the Berkshire/Greenbriar Selling Stockholders have surrendered to the Company the certificates representing the Series A Preferred Stock and Series B Preferred Stock to be converted into the Berkshire/Greenbriar Shares in accordance with the terms of the Series A Certificate of Designations and Series B Certificate of Designations, respectively, and (b) the certificates representing the Berkshire/Greenbriar Shares in the form of the specimen certificate for the Common Stock examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, the Berkshire/Greenbriar Shares will be validly issued and fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  EXHIBIT 5.1